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                                                                    EXHIBIT 5.01








September 25, 1996



ITT Hartford Group, Inc.
Hartford Plaza
Hartford, Connecticut 06115

Dear Sirs:

In connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-98014), as amended (collectively, the "Registration Statement"), relating to the public offering by ITT Hartford Group, Inc., a Delaware corporation (the "Company"), of up to $1,750,000,000 aggregate amount of (i) debt securities of the Company (the "Debt Securities") to be issued pursuant to either the Senior Indenture (the "Senior Indenture," and Debt Securities issued thereunder and pursuant to the Registration Statement being referred to herein as "the Senior Debt Securities"), dated as of October 20, 1995, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Senior Trustee") or the Subordinated Indenture (the "Subordinated Indenture," and Debt Securities issued thereunder and pursuant to the Registration Statement being referred to herein as the "Subordinated Debt Securities") to be entered into between the Company and the Trustee thereunder (the "Subordinated Trustee"), (ii) shares of preferred stock of the Company, par value $.01 per share (the "Preferred Stock"), (iii) shares of common stock of the Company, par value $.01 per share (the "Common Stock"), (iv) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (v) stock purchase contracts of the Company to purchase Preferred Stock or Common Stock (the "Stock Purchase Contracts"), (vi) stock purchase units of the Company, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase the Preferred Stock or Common Stock (the "Stock Purchase Units"), (vii) preferred securities (the "Preferred Securities") of Hartford Capital II, Hartford Capital III or Hartford Capital IV, each a trust formed under the laws of the State of Delaware (each, an "Issuer" and collectively, the Issuers"), guaranteed to the extent the Issuer has funds as set forth in the Registration Statement by
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ITT Hartford Group, Inc.
September 25, 1996
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the Company (as such may be issued from time to time, the "Guarantee") and
(viii) Junior Subordinated Deferrable Interest Debentures of the Company (the "Junior Subordinated Debentures" and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Preferred Securities and the Guarantee, the "Securities"), to be issued pursuant to a Junior Subordinated Indenture (the "Junior Subordinated Indenture") to be entered into between the Company and Wilmington Trust Company, as Trustee (the "Junior Subordinated Trustee"). I, or lawyers on the Company's legal staff working under my supervision, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

     2. The execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company. The Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee and when such Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture, against payment of the consideration fixed therefor by the Board of Directors of the Company (the "Board of Directors") or a duly authorized committee thereof, assuming the terms of such Senior Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).
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ITT Hartford Group, Inc.
September 25, 1996
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     3.   The execution and delivery of the Subordinated Indenture and the
          Subordinated Debt Securities have been duly authorized by the Company. When the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and when such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

     4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation and approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the shares of Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly
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ITT Hartford Group, Inc.
September 25, 1996
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          authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

     5. When (i) the terms of the issuance and sale of the Common Stock have been duly approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     6. When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will be duly authorized and validly issued.

     7. When (i) the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors
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ITT Hartford Group, Inc.
September 25, 1996
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          or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Contracts will be duly authorized and validly issued.

     8. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Units will be duly authorized and validly issued.

     9. The Guarantee has been duly authorized by the Company and when executed and delivered by the Company will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to
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ITT Hartford Group, Inc.
September 25, 1996
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          general equity principles (whether considered in a proceeding at law or in equity).

     10. The execution and delivery of the Junior Subordinated Indenture and the Junior Subordinated Debentures have been duly authorized by the Company. When the Junior Subordinated Indenture has been duly executed and delivered by the Company and the Junior Subordinated Trustee and the Junior Subordinated Debentures have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture, assuming the terms of such Junior Subordinated Debentures have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Junior Subordinated Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

I note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
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ITT Hartford Group, Inc.
September 25, 1996
Page 7


I am a member of the bar of the State of Connecticut and do not express any opinion herein as to matters governed by any law other than the laws of the State of Connecticut, the Delaware General Corporation Law and the Act and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.


Very truly yours,

/s/ Michael S. Wilder

Michael S. Wilder
Senior Vice President and General Counsel of ITT Hartford Group, Inc.